Exhibit 99.1

VistaGen Therapeutics Announces Appointment of Mary L. Rotunno to its Board of Directors

Ms. Rotunno brings extensive healthcare industry expertise as a leader and strategist as VistaGen advances late-stage development of its product candidates for anxiety and depression disorders

SOUTH SAN FRANCISCO, Calif. – July 7, 2021 – VistaGen Therapeutics, Inc. (NASDAQ: VTGN), a biopharmaceutical company committed to developing a new generation of medicines with the potential to go beyond the current standard of care for anxiety, depression and other central nervous system (“CNS”) disorders, today announced the appointment of Mary L. Rotunno, J.D. to its Board of Directors (“Board”).

“Mary brings to our team more than 30 years of leadership experience, which began with serving patients as a registered nurse and transitioned to serving clients in health care law, both allowing her to pursue her steadfast commitment to helping others and advancing the future of mental health and wellness,” said Shawn Singh, Chief Executive Officer of VistaGen. “Her extensive track record as an advocate for both patients and health care providers is unique and will provide deep and valuable insights into strategies for value-based care and an understanding of the entire life cycle of the mental healthcare experience. Mary has also served as a trusted advisor on complex governance, regulatory and compliance requirements for several companies. Her strategic vision, skill for scenario planning, and enterprise risk management expertise will be key in the next phases of our corporate development as we continue to pursue our core mission - to improve mental health and well-being for individuals in the U.S. and abroad.”

Ms. Rotunno is currently General Counsel and Member of the Executive Leadership Team at El Camino Health, a $1 billion revenue health care system. She is also Board Chair and a member of Audit, Executive/Governance and Nominations Committees for health care provider, Momentum for Health, in Silicon Valley. Before joining El Camino Health in early 2014, Ms. Rotunno spent over 11 years as Senior Counsel and Client Service Leader for Common Spirit Health, formerly Dignity Health, in San Francisco Bay Area. Prior to Dignity Health, she held various legal roles at Varian Medical Systems, Manatt, Phelps & Phillips, Golden Living, and Pillsbury Winthrop Shaw Pitman. She graduated with honors from the University of Illinois with a Bachelor of Science in Nursing. She worked as a registered nurse before earning her Juris Doctor degree, cum laude, from the University of California, Hastings College of Law, San Francisco.  She obtained certification by the Women’s Corporate Board Readiness Program at Santa Clara University and completed the Hastings Leadership Academy for Women and Dignity Health Ministry Leadership Program.

About VistaGen
VistaGen Therapeutics is a biopharmaceutical company committed to developing and commercializing innovative medicines with the potential to go beyond the current standard of care for anxiety, depression, and other CNS disorders. Each of VistaGen's three drug candidates has a differentiated potential mechanism of action, has been well-tolerated in all clinical studies to date, and has therapeutic potential in multiple CNS markets. For more information, please visit www.VistaGen.com and connect with VistaGen on Twitter, LinkedIn, and Facebook..

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,”“continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Our actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference are fully discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

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VistaGen Company Contacts
Mark McPartland / Mark Flather
VistaGen Therapeutics
Phone: (650) 577-3606
Email: IR@vistagen.com